UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015 (August 28, 2015)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2015, The Scotts Miracle-Gro Company (the “Company”) and its wholly-owned subsidiary, The Scotts Company LLC (“Scotts LLC”), entered into a Third Amendment (the “Amendment”) to the Master Accounts Receivable Purchase Agreement, dated as of November 15, 2012, by and among Scotts LLC, the Company, Mizuho Bank, Ltd. as Administrative Agent and as a Bank, and The Bank of Nova Scotia, Suntrust Bank and RB Receivables LLC, as Banks, as previously amended (the “Agreement”).

The Amendment extends the stated termination date of the Agreement through September 25, 2015.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired:
         Not applicable.
(b)    Pro forma financial information:
         Not applicable.
(c)     Shell company transactions:
         Not applicable.
(d)    Exhibits:

Exhibit No.	Description
10.1
Third Amendment, dated as of August 28, 2015, to the Master Accounts Receivable Purchase Agreement, dated as of November 15, 2012, among The Scotts Miracle-Gro Company, The Scotts Company LLC, Mizuho Bank, Ltd., as Administrative Agent and as a Bank, and the bank signatories thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: August 31, 2015	By: /s/ THOMAS RANDAL COLEMAN
Printed Name: Thomas Randal Coleman
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated August 31, 2015
The Scotts Miracle-Gro Company

Exhibit No.	Exhibit Description
10.1
Third Amendment, dated as of August 28, 2015, to the Master Accounts Receivable Purchase Agreement, dated as of November 15, 2012, among The Scotts Miracle-Gro Company, The Scotts Company LLC, Mizuho Bank, Ltd., as Administrative Agent and as a Bank, and the bank signatories thereto

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